Exhibit 15.1

January 18, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

RE: Alcoa Corporation

Commissioners:

We are aware that our report dated December 1, 2016 on our review of interim financial information of Alcoa Corporation for the three- and nine-month periods ended September 30, 2016 and 2015 is included in its Registration Statement on Form S-1 dated January 18, 2017.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania